Exhibit 1.8

LLOYDS BANK PLC
LLOYDS BANKING GROUP PLC

Medium-Term Notes, Series A

U.S. Distribution Agreement

June 2, 2016

To the Selling Agents listed on the signature pages hereof
and each person that shall have become a Selling Agent
as provided in Section 3(f) hereof:

Ladies and Gentlemen:

Lloyds Bank plc, a public limited company incorporated and registered in England and Wales, United Kingdom (the “Issuer”), and Lloyds Banking Group plc, a public limited company incorporated and registered in Scotland, United Kingdom (the “Guarantor”) each confirms its agreement with each of you (each, a “Selling Agent,” and collectively, the “Selling Agents,” which term shall include any additional agents appointed pursuant to Section 3(f) hereof) with respect to the issue and sale from time to time (each, an “offering”) by the Issuer of its senior notes designated as Medium-Term Notes, Series A (the “Senior Notes”) and its subordinated notes designated as Medium-Term Notes, Series A (the “Subordinated Notes,” and together with the Senior Notes, the “Notes”).

The Senior Notes will be issued as senior unsecured indebtedness of the Issuer pursuant to a senior debt securities indenture, dated as of January 21, 2011, among the Issuer, the Guarantor, and The Bank of New York Mellon, as trustee (the “Trustee”) as amended and supplemented by the first supplemental indenture dated as of June 6, 2011, the third supplemental indenture dated as of September 5, 2014, the fourth supplemental indenture for the medium-term notes, Series A dated as of September 29, 2014, the fourth supplemental indenture dated as of March 17, 2015, the fifth supplemental indenture dated as of May 14, 2015, the sixth supplemental indenture dated as of August 17, 2015, the seventh supplemental indenture dated as of January 22, 2016 and the eighth supplemental indenture dated as of June 2, 2016, each among the Issuer, the Guarantor and the Trustee (as further amended and supplemented from time to time, the “Senior Indenture”).

The Subordinated Notes will be issued as subordinated unsecured indebtedness of the Issuer pursuant to a subordinated debt securities indenture, to be entered into among the Issuer, the Guarantor and the Trustee prior to the issuance of Subordinated Notes (as amended and supplemented from time to time, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures” and each an “Indenture”).

The Notes will be entitled to the benefit of a full and unconditional guarantee (the “Guarantee”) by the Guarantor as set forth in the Senior Indenture or the Subordinated Indenture, as applicable, pursuant to which the Guarantor will guarantee the obligations of the Issuer under the Notes.

The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Prospectus referred to below and in Term Sheets (as defined below).

On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree, upon such appointment, to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Issuer at such times and in such amounts as the Issuer shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale in accordance with the provisions of Section 3(b) hereof.

The Issuer and the Guarantor have, as of the date hereof, prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Notes and the Guarantee, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”). Such registration statement, or any registration statement subsequently filed by the Issuer and the Guarantor under which the Notes and the Guarantee will be offered and sold, including the information incorporated by reference therein and the exhibits thereto, as amended or supplemented at any Representation Time (as hereinafter defined), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement, in the form in which such prospectus has most recently been filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter referred to as the “Base Prospectus.”

The Base Prospectus has been supplemented by a prospectus supplement that describes certain terms of the Notes and the Guarantee. Such prospectus supplement, in the form in which such prospectus supplement has most recently been filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter referred to as the “Prospectus Supplement.” The Issuer and the Guarantor propose to file with the Commission from time to time, pursuant to Rule 424 under the 1933 Act further supplements to the Base Prospectus that will describe specific terms of the Notes and the Guarantee. The term “Preliminary Prospectus” means the Base Prospectus, together with the Prospectus Supplement, any product supplement, any underlying supplement and any preliminary pricing supplement specifically relating to a particular offering of Notes and the Guarantee as filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the 1933 Act. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, any product supplement, any underlying supplement and the final pricing supplement or supplements specifically relating to a particular offering of Notes and the Guarantee, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms “Base Prospectus,” “Prospectus Supplement,” “Preliminary Prospectus,” “Disclosure Package” (as defined below) and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein.

With respect to an issuance of Notes through you, the term “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act (which term includes, without limitation, any written information furnished to the Commission by the Issuer or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) prepared by or on behalf of the Issuer and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus that includes no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) that was not included in a previously filed free writing prospectus or in the Prospectus, (ii) a free writing prospectus prepared in the form of a term sheet or preliminary pricing supplement with respect to such Notes (a “Term Sheet”) reviewed and approved by the Issuer in advance in writing or (iii) any issuer or underwriter free writing prospectus approved by the Issuer in advance in writing; provided, that if the Issuer or the Guarantor becomes an “ineligible issuer” or the Guarantor ceases to qualify as a “well-known seasoned issuer,” each as defined in Rule 405 under the 1933 Act, and the Issuer or the Guarantor have provided notice to the Selling Agents pursuant to Section 4(h), the term Permitted Free Writing Prospectus will not include any free writing prospectus that may only be used by an issuer or guarantor that is not an “ineligible issuer” or any free writing prospectus that may only be used by a “well-known seasoned issuer,” as applicable (in each case, an “Impermissible Free Writing Prospectus”). “Disclosure Package” in connection with an offering means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any. “Applicable Time” as used herein shall occur immediately after the time and date when the relevant Selling Agent(s) first convey(s) to purchasers the final pricing terms for an issue of Notes set forth in the Term Sheet for such issue. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference that are filed subsequent to the date of the Base Prospectus by the Issuer and the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”).

1. Representations and Warranties of the Issuer and the Guarantor. Each of the Issuer and the Guarantor represents and warrants to and agrees with you (i) as of the Commencement Date (as defined in Section 3(d)), (ii) as of each date on which the Issuer accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement), (iii) as of the date the Issuer issues and delivers Notes to you, and (iv) as of any time that the Registration Statement or Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Time”), as follows, it being understood that such representations, warranties and agreements relate to the Registration Statement and the Prospectus, each as amended or supplemented to each such date:

(a) The Registration Statement (i) has been prepared by the Issuer and the Guarantor in conformity with the requirements of the 1933 Act Regulations and (ii) has been filed with the Commission under the 1933 Act not earlier than the date that is three years prior to the date hereof.

(b) The Registration Statement is effective; the Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of any Preliminary Prospectus, Disclosure Package, Permitted Free Writing Prospectus, or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the 1933 Act against the Issuer or the Guarantor or related to the offering has been, to the Issuer’s and the Guarantor’s knowledge, instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus, if any, or the Prospectus, and, to the Issuer’s and the Guarantor’s knowledge, no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus, if any, or the Prospectus. The Commission has not notified the Issuer or the Guarantor of any objection to the use of such Registration Statement or any post effective amendment thereto.

(c) The Guarantor has been, and, unless otherwise notified by the Guarantor pursuant to Section 4(h) hereof, continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act Regulations) and neither the Issuer nor the Guarantor has been, or, unless otherwise notified by the Issuer or the Guarantor pursuant to Section 4(h) hereof, continues to be, an “ineligible issuer” (as defined in Rule 405 under the 1933 Act Regulations), in each case at all times relevant under the 1933 Act in connection with the offering of the Notes.

(d) The Registration Statement conformed on the date on which it became effective and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. The Preliminary Prospectus, if any, conforms, and the Prospectus, and any amendment or supplement thereto, will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations when they become effective or are filed with the Commission. The documents incorporated by reference in the Registration Statement, Disclosure Package and the Preliminary Prospectus, if any, or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act, the 1934 Act or the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act Regulations and 1934 Act Regulations, as applicable; provided, however, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (the “Form T-1”) under the Trust Indenture Act of the Trustee.

(e) The Registration Statement did not, as of the date on which it became effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by or on behalf of any Selling Agent specifically for inclusion therein.

(f) The Disclosure Package did not, at the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by or on behalf of any Selling Agent specifically for inclusion therein.

(g) The Prospectus, and any amendment or supplement thereto, as of its date did not, and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by or on behalf of any Selling Agent specifically for inclusion therein; provided, further that the representations and warranties in this subsection shall not apply to the Form T-1 of the Trustee.

(h) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations of the Issuer, the Guarantor and their subsidiaries considered together as one enterprise (“Material Adverse Change”).

(i) The Issuer and the Guarantor have (i) been duly incorporated in and are validly registered under the laws of England and Scotland, respectively; (ii) the requisite corporate power and authority to execute and deliver this Agreement, any Terms Agreement (as hereinafter defined) and each Indenture and to issue the Notes or the Guarantee, as applicable, and, in each case, to perform its obligations hereunder and thereunder; (iii) the corporate power and authority to conduct their respective businesses through their respective subsidiaries as described in the Disclosure Package and the Prospectus; and (iv) duly authorized, executed and delivered this Agreement and any applicable Terms Agreement, and, assuming due authorization, execution and delivery by you (or, in the case of the Terms Agreement, the applicable Selling Agents) this Agreement and such Terms Agreement constitute the valid and legally binding agreement of the Issuer and the Guarantor, enforceable in accordance with their terms, except as rights to indemnity or contribution, which may be limited by applicable law, and subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(j) Each Indenture has been duly qualified under the Trust Indenture Act and has been or will be duly authorized, executed and delivered by each of the Issuer and the Guarantor prior to the issuance of the relevant Notes and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(k) The forms of the Notes and the Guarantee have been duly authorized and established in conformity with the provisions of the applicable Indenture and, when the Notes have been executed and authenticated and the Guarantee endorsed thereon in accordance with the provisions of the applicable Indenture and delivered to and duly paid for by the purchasers thereof, (i) the Notes will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of the

Issuer and (ii) the Guarantee will be entitled to the benefits of the applicable Indenture and will be a valid and binding obligation of the Guarantor, each enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(l) Each Indenture, the Notes and the Guarantee will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(m) All consents, approvals, authorizations, orders and decrees of any court or governmental agency or body of the United States or the United Kingdom having jurisdiction over the Issuer or the Guarantor required for the consummation by the Issuer or the Guarantor of the transactions contemplated by this Agreement or any applicable Terms Agreement or to permit the Issuer or the Guarantor to effect interest payments in U.S. dollars on the Notes in accordance with the terms of the applicable Indenture have been obtained and are in full force and effect, except as may be required by U.S. state securities laws (the “Blue Sky laws”).

(n) The execution, delivery and performance of this Agreement and any applicable Terms Agreement and the applicable Indenture, the issuance, authentication, sale and delivery of the Notes and the Guarantee and the compliance by the Issuer and the Guarantor with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach under any agreement or instrument to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound that is material to the Issuer or the Guarantor and their subsidiaries, taken as a whole, nor will such action result in any violation of (1) the provisions of the Memorandum and Articles of Association of the Issuer or the Guarantor or (2) any statute or any order, filing, rule or regulation of any United States, English or Scottish court or governmental agency or regulatory body having jurisdiction over the Issuer or the Guarantor except for any such violation in (2) above that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the results of operations or the business of the Issuer, the Guarantor and any of their subsidiaries, together considered as one enterprise.

(o) Neither the Issuer nor the Guarantor is, nor after giving effect to the offer and sales of the Notes and application of the proceeds thereof as described in the Prospectus and the Disclosure Package will be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(p) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer or the Guarantor, threatened against or affecting the Issuer or the Guarantor or any subsidiary, which is required to be disclosed in the Disclosure Package and Prospectus (other than as disclosed therein).

(q) None of the Issuer or the Guarantor or, to the knowledge of the Issuer or the Guarantor, any director, officer, agent, employee or affiliate of the Issuer or the Guarantor is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which the Issuer or the Guarantor or any of their respective affiliates is subject; and the Notes are not being issued for the purpose of funding any operations in, financing any investment or activities in or making any payments to any country or to any person in contravention of prevailing U.S. sanctions administered by OFAC.

(r) Except as disclosed in the Disclosure Package and the Prospectus, neither the Issuer, the Guarantor nor any of their respective subsidiaries or, to the knowledge of the Issuer, the Guarantor or each of their respective subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer, the Guarantor or any of their respective subsidiaries, is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder (the “FCPA”) (including, without limitation, making use of the mail or any means or instrument of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political office, in contravention of the FCPA), the U.K. Bribery Act 2010 or any similar law or regulation, to which the Issuer, the Guarantor, any subsidiary thereof, any director, officer, agent, employee of the Issuer or the Guarantor or any subsidiary thereof may be subject. The Issuer, the Guarantor and each subsidiary thereof have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act 2010 and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(s) The operations of the Issuer, the Guarantor and their respective subsidiaries are and have been conducted at all times in material compliance with the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantor and their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, the Guarantor or their respective subsidiaries, threatened.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Sections 1(d), 1(e), 1(f), 1(g), 1(k) (except as to due authorization of the Notes and the Guarantee) and 1(n), with respect to any Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities affiliated or unaffiliated with the Issuer or the Guarantor, baskets of such securities, indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

2. Representations and Warranties of Selling Agents. Each of the Selling Agents represents and warrants to and agrees with the Issuer and the Guarantor, as of each date on which you solicit offers to purchase Notes following your appointment as a Selling Agent, as of each date on which the Issuer accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement) and as of each date the Issuer issues and delivers Notes:

(a) You represent and warrant that you are actually engaged in the investment banking or securities business and that you are either (i) a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (ii) a foreign bank, dealer or institution not eligible for membership in FINRA and not registered under the 1934 Act (a “non-member foreign dealer”). If you are a member of FINRA, you represent, warrant and agree that you are fully familiar, and will comply, with all applicable FINRA rules, including, without limitation, the requirements of FINRA Rules 2090, 2111, 5121 and 5141 or any successor FINRA rule thereto, and you will not grant any concessions, discounts or other allowances which are not permitted by that rule. If you are a non-member foreign dealer, you represent, warrant and agree that you will not make any sales of the Notes in, or to nationals or residents of, the United States, its territories, or its possessions, except to the extent permitted by Rule 15a-6 or any successor rule thereto, and that in making any sales of the Notes you are fully familiar with all applicable FINRA rules related to sales practices, the content of marketing materials, product review and suitability determinations as if you were a member of FINRA, including, without limitation, the following rules (including any FINRA successor rules thereto): (i) FINRA Rules 2090, 2111, 5121 and 5141, and (ii) FINRA Rule 2040 as that rule applies to a non-FINRA member broker or dealer in a foreign country. You further represent, by your participation in any offering of Notes, that you have filed all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to Section (b)(6) of FINRA Rule 5110 (the “Financing Rule”) as such requirements relate to such offering, including, but not limited to information with respect to (A) any arrangement during the period beginning 180 days immediately preceding the required filing date of an offering and through the pricing date (the “Survey Period”), which arrangement provides for the receipt of any item of value or the transfer of any warrants, options, or other securities from the Issuer or the Guarantor to you or your related person(s), (B) any acquisitions of unregistered equity securities of the Issuer or the Guarantor by you or your related person(s) during the Survey Period, or (C) any new arrangement that provides for the receipt of any additional item of value by you or your related person(s) between the pricing date of an offering and the date ending 90 days immediately thereafter. Terms used in clauses (A), (B) and (C) of the previous sentence and not otherwise defined shall have the respective meanings given to them in the Financing Rule.

(b) You acknowledge that you are familiar with NASD Notice-to-Members 88-101 relating to participation by FINRA members in shelf offerings, NASD Notice-to-Members 05-59 concerning FINRA members’ obligations when selling structured products, FINRA Notice-to-Members 10-52 applying rules regarding communication with the public and institutional sales material and correspondence to certain free-writing prospectuses, NASD Notice-to-Members 05-26 recommending best practices for reviewing new products, FINRA’s 2013 Report on Conflicts of Interest, FINRA Notices-to-Members 09-73, 10-09 and 10-51 concerning sales practices of structured notes, FINRA Regulatory Notices 11-02 and 11-25 concerning know-your-customer and suitability obligations, FINRA Regulatory Notices 12-25, 12-55 and 13-31 concerning suitability obligations and NASD Notice-to-Members 03-71 concerning the sale of non-conventional investments.

(c) You agree that in selling Notes you will comply with all applicable laws, rules and regulations regarding certain sales practice obligations or suitability or diligence of accounts, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable 1934 Act Regulations, the applicable FINRA rules and the applicable rules and regulations of any securities exchange having jurisdiction over the offering of the Notes, including New York Stock Exchange Rule 405.

(d) You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the 1933 Act) concerning the Notes, the Issuer or the Guarantor, (including without limitation any free writing prospectus and any information furnished by the Issuer or the Guarantor but not incorporated by reference into the Preliminary Prospectus or Prospectus) other than (i) any Preliminary Prospectus or Prospectus, (ii) any Permitted Free Writing Prospectus, and with respect to any Permitted Free Writing Prospectus that was not included in a previously filed free writing prospectus or in the Prospectus; you will, pursuant to reasonable procedures developed in good faith, take steps to ensure that any such Permitted Free Writing Prospectus will not be subject to broad unrestricted dissemination, or (iii) in accordance with Section 3(e).

(e) You represent, warrant and agree that you will not, without the prior written consent of the Issuer, use any free writing prospectus that contains the final terms of the Notes unless such terms have previously been included in a free writing prospectus filed with the Commission or otherwise made reasonably available to the purchasers of Notes.

(f) You represent and warrant that you will not sell Notes to or through any dealer unless you reasonably believe it is in compliance with the substance of the representations and warranties set forth in this Section 2 upon which the Issuer and the Guarantor are also entitled to rely.

3. Solicitations as Selling Agents; Purchases as Principal.

(a) Solicitations as Selling Agents. In connection with your actions as selling agents, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Disclosure Package as then amended or supplemented. The Issuer may from time to time offer Notes for sale otherwise than through a Selling Agent and the Issuer reserves the right to sell Notes, at any time, on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser. Upon sale of any Notes to an unsolicited purchaser, no Selling Agent shall be entitled to any commission in respect of such sale.

The Issuer reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day’s prior notice from the Issuer, you will forthwith suspend solicitations of offers to purchase Notes from the Issuer until such time as the Issuer has advised you that such solicitation may be resumed. While such solicitation is suspended, neither the Issuer nor the Guarantor shall be required to deliver any certificates, opinions or letters in accordance with Sections 6(a), 6(b) and 6(c); provided, however, that if the Registration

Statement, Prospectus, or Prospectus Supplement is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) the specific terms of the Notes or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Issuer and the Guarantor have delivered such certificates, opinions and letters as you may request.

Without the prior approval of the Issuer, you (acting on an agency basis) may not reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

You shall communicate to the Issuer, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Issuer. The Issuer shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part and any such rejection will not be deemed a breach of the Issuer’s agreements contained herein. You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

(b) Purchases as Principal. Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Issuer and the Guarantor will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by you substantially in the form of Exhibit A hereto (a “Terms Agreement”).

Your commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Issuer and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Issuer for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes, as the case may be, by you.

Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes, as the case may be. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a “Settlement Date.”

Unless otherwise specified in a Terms Agreement, if you are purchasing Notes, as principal you may resell such Notes to other dealers, at a discount or discounts such as you may determine and may allow all or any portion of the discount received from the Issuer in connection with such purchases to be paid to such dealers.

(c) Administrative Procedures. Unless otherwise agreed between the Issuer and the relevant Selling Agent in connection with a particular offering, you and the Issuer agree to perform the respective duties and obligations specifically provided to be performed in the Administrative Procedures (attached hereto as Exhibit B) (the “Administrative Procedures”), as amended from time to time.

The Administrative Procedures may be permanently amended only by written agreement of the Issuer and the applicable Selling Agent.

(d) Delivery. The documents required to be delivered by Section 5 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Issuer upon appointment as a Selling Agent, shall be delivered at the office of Davis Polk & Wardwell LLP, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Issuer may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes pursuant to such Offering and (ii) the first date on which the Issuer accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the “Commencement Date.”

(e) Free Writing Prospectuses. In connection with your actions hereunder, you covenant that, unless you obtain the prior consent of the Issuer and the Guarantor, you will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the 1933 Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission and, following the delivery of any notification that the Issuer or the Guarantor has become an “ineligible issuer” or the Guarantor has ceased to qualify as a “well-known seasoned issuer,” you will not use any Impermissible Free Writing Prospectus.

(f) Additional Selling Agents. The Issuer may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Notes (each such additional institution herein referred to as an “Additional Selling Agent”) as agent(s) hereunder pursuant to a letter (a “Selling Agent Accession Letter”) substantially in the form attached hereto as Exhibit C to this Agreement, whereupon each such Additional Selling Agent shall, subject to the terms and conditions of this Agreement and the Selling Agent Accession Letter, become a party to this Agreement as an agent, vested with all the authority, rights and powers and subject to all the duties and obligations of a Selling Agent as if originally named as a Selling Agent hereunder.

4. Agreements. The Issuer and the Guarantor on the one hand, and you on the other hand, agree that:

(a) Prior to the termination of any offering of the Notes pursuant to any Terms Agreement, neither the Issuer nor the Guarantor will file any pricing supplement or free writing prospectus relating to the Notes or any amendment to the Registration Statement unless either the Issuer or the Guarantor have previously furnished to you a copy thereof for your review and will not file any such proposed supplement, amendment or free writing prospectus to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Guarantor’s periodic filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 13(f), 14 or 15(d) of the 1934 Act. Subject to the foregoing sentence, the Issuer or the Guarantor will promptly cause each pricing supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the 1933 Act.

(b) The Issuer will notify you promptly on becoming aware of (i) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus or for additional information relating to the Registration Statement, the Disclosure Package, the Prospectus or the offering of the Notes and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, if any, Disclosure Package, the Prospectus or the initiation of any proceedings for such purpose or the issuance by the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus, the Disclosure Package or any free writing prospectus. The Issuer and the Guarantor will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order or notice of objection is issued, to obtain the lifting thereof at the earliest possible moment.

(c) If, at any time when a Prospectus or Disclosure Package relating to the Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus or Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus or Disclosure Package, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Issuer or the Guarantor, it is necessary at any time to amend or supplement the Prospectus or Disclosure Package, as then amended or supplemented, to comply with applicable law, the Issuer or the Guarantor will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Issuer or the Guarantor, you shall forthwith suspend such solicitation and cease using the Prospectus or Disclosure Package, as then amended or supplemented. If the Issuer or the Guarantor shall decide to amend or supplement the Registration Statement, Prospectus or Disclosure Package, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, Prospectus or Disclosure Package, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus or Disclosure Package to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to Sections 6(a), 6(b) and 6(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or Disclosure Package or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(c), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph (c) occurs, the Issuer or the Guarantor will either, (i) at their own expense, forthwith prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement, Prospectus or Disclosure Package, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus or Disclosure Package to you in such quantities as you may reasonably request and shall furnish to you pursuant to Sections 6(a), 6(b) and 6(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement or (2) repurchase such Notes at the price at which they were sold.

(d) The Issuer and the Guarantor will endeavor, in cooperation with you, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that neither the Issuer nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Issuer and the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Issuer and the Guarantor will promptly advise you of receipt of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose. Prior to any offer for the purchase of Notes by or through you, the Issuer and the Guarantor will endeavor to obtain the lifting of any suspension of qualification of the Notes.

(e) The Guarantor will make generally available to its and the Issuer’s security holders and to you as soon as practicable an earning statement of the Guarantor and its subsidiaries on a consolidated basis (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Guarantor, Rule 158 under the 1933 Act Regulations) covering twelve month periods beginning, in each case, not later than the first day of the Guarantor’s fiscal quarter next following the “effective date” (as defined in Rule 158 under the 1933 Act) of the Registration Statement with respect to each sale of the Notes. If such fiscal quarter is the first fiscal quarter of the Guarantor’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made not later than 45 days after the close of the period covered thereby.

(f) Except as shall be agreed between the Issuer and the relevant Selling Agent(s) at the time of each offering and provided in the applicable Terms Agreement, the Issuer will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Notes, including fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes; (iii) the fees and disbursements of counsel to the Issuer and the Guarantor and their accountants, and of the Trustee and its counsel and any paying agent; (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 4(d), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda; (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to you of copies of this Agreement, the Indentures, and any Blue Sky or legal investment memoranda; (vii) any fees charged by rating agencies for the rating of the Notes; (viii) the reasonable fees and disbursements of counsel to the Selling Agents, as agreed among the Issuer and the Selling Agents, in connection with the establishment of and any amendment to or update of the program contemplated by this Agreement (and not, for the avoidance of doubt, in connection with any offering); and (ix) the fees and expenses, if any, incurred with respect to any filing with FINRA. Except as provided for in this Section 4(f) and Section 7 entitled “Indemnification and Contribution,” each Selling Agent shall pay all other fees and expenses it incurs.

(g) Upon becoming aware of (i) any change in the rating assigned to the Notes by Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. (“S&P”), or Moody’s Investors Service, Inc. (“Moody’s”) or any successor nationally recognized statistical rating organization referred to below, (ii) the public announcement by S&P or Moody’s or any successor nationally recognized statistical rating organization that it has under surveillance or review its rating of the Notes or (iii) the withdrawal by S&P or Moody’s or any successor nationally recognized statistical rating organization of its rating of the Notes, the Issuer or the Guarantor shall promptly inform you thereof.

(h) The Issuer or the Guarantor, as applicable, will notify the Selling Agents in writing promptly after learning of any event or circumstance that has caused the Issuer or the Guarantor, as applicable, to become an “ineligible issuer” and the Guarantor will notify the Selling Agents in writing promptly after learning of any event or circumstance that has caused the Guarantor to cease to qualify as a “well-known seasoned issuer,” each as defined in Rule 405 under the 1933 Act. Following the delivery of any notification that the Issuer or the Guarantor has become an “ineligible issuer” or the Guarantor has ceased to qualify as a “well-known seasoned issuer,” neither the Issuer nor the Guarantor will use any Impermissible Free Writing Prospectus.

5. Conditions of the Obligations of the Selling Agents. Your obligation to solicit offers to purchase Notes as agent of the Issuer and the Guarantor in connection with any offering of Notes and your obligation to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantor herein, to the accuracy of the statements of an officer of the Issuer and the Guarantor made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Issuer and the Guarantor of all covenants and agreements herein contained on their part to be performed and observed (at the time the Issuer accepts the offer to purchase such Notes, and if required in a Terms Agreement, at the time of issuance and delivery of such Notes) and (in each case) to the following additional conditions precedent when and as specified below:

(a) Prior to such solicitation or purchase, as the case may be:

(i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement has been issued and, to its knowledge, no proceedings for that purpose have been initiated or threatened by the Commission;

(ii) there shall not have occurred any Material Adverse Change, from that set forth in the Disclosure Package, as amended or supplemented at the Applicable Time, that is not described in the Disclosure Package; and

(iii) since the date on which the Guarantor has filed with the Commission the Guarantor’s most recent Annual Report on Form 20-F, there shall not have occurred any lowering of the rating of any of the Issuer’s or the Guarantor’s securities by S&P or Moody’s.

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Issuer prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

(b) On the Commencement Date, you shall have received:

(i) (A) The opinion dated as of such date, of Davis Polk & Wardwell LLP, U.S. counsel for the Issuer and the Guarantor, with respect to the matters set forth in Annex I hereto and (B) the disclosure letter dated as of such date, of Davis Polk & Wardwell LLP, U.S. counsel for the Issuer and the Guarantor, with respect to the matters set forth in Annex II hereto;

(ii) The opinion, dated as of such date, of CMS Cameron McKenna LLP, Scottish counsel for the Guarantor, with respect to the matters set forth in Annex III hereto;

(iii) The opinion, dated as of such date, of Linklaters LLP, English solicitors for the Issuer, with respect to the matters set forth in Annex IV hereto; and

(iv) The opinion, dated as of such date, of Allen & Overy LLP, counsel for the Selling Agents, with respect to the matters set forth in Annex V hereto.

(c) On the Commencement Date, you shall have received a certificate of each of the Issuer and the Guarantor executed on its behalf by an officer of the Issuer or the Guarantor, as the case may be, dated as of the Commencement Date, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct in all material respects; (ii) it has complied in all material respects with all agreements hereunder and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder as of such date; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to its knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

(d) On the Commencement Date, the independent accountants of the Guarantor who have certified the financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Prospectus, as then amended or supplemented, and the Disclosure Package, shall have furnished to you a letter or letters, dated as of the Commencement Date, with regard to matters customarily covered by accountants’ “comfort letters,” provided that each letter so furnished shall use a “cut-off date” as agreed to by the parties to this Agreement and otherwise in form and substance reasonably satisfactory to you.

(e) On the Commencement Date, the Issuer and the Guarantor shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request. On each Settlement Date with respect to any applicable Terms Agreement, if such Terms Agreement requires the delivery of an opinion or a letter from counsel to the Selling Agents, counsel to the Selling Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer and the Guarantor in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Selling Agents and to counsel to the Selling Agents.

6. Additional Agreements of the Issuer and the Guarantor.

(a) Unless the Issuer has suspended the solicitation of offers to purchase Notes pursuant to Section 3(a) or unless otherwise agreed by the Selling Agents, each of the Issuer and the Guarantor will deliver or cause to be delivered forthwith to you a certificate signed by an officer of the Issuer or the Guarantor, respectively, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(c) in the following circumstances:

(i) at the time of the filing of the annual report on Form 20-F by the Guarantor;

(ii) at the time of the filing of any interim financial statements on Form 6-K by the Guarantor that are incorporated by reference in the Registration Statement or Prospectus (“Financial Statement 6-K”);

(iii) at any other time the Registration Statement or Prospectus is amended (other than by means of a pricing supplement) and not including an amendment (A) otherwise solely providing for specific terms of the Notes or (B) caused by the filing of a Form 6-K (other than a Financial Statements 6-K), if so requested by you at a reasonable time in advance of such amendment; and

(iv) on the Commencement Date if the Issuer and the Guarantor shall determine to file a new registration statement to replace the then-current Registration Statement, if so requested by you at a reasonable time in advance of such filing.

(b) Each time the Issuer and the Guarantor furnish a certificate pursuant to Section 6(a)(i) or 6(a)(ii), unless otherwise agreed by the Selling Agents, and each time the Issuer and the Guarantor furnish a certificate pursuant to Section 6(a)(iii) or 6(a)(iv), at your request, the Issuer and the Guarantor will furnish or cause to be furnished forthwith to you a disclosure letter of counsel for the Issuer and the Guarantor. Each time the Issuer and the Guarantor furnish a certificate pursuant to Section 6(a)(i), unless otherwise agreed by the Selling Agents, the Issuer and the Guarantor will furnish or cause to be furnished forthwith to you written opinions of counsel for the Issuer and the Guarantor. If so requested by the applicable Selling Agent and agreed by the Issuer, upon the sale of Notes to any Selling Agent pursuant to a Terms Agreement, the Issuer shall furnish or cause to be furnished forthwith to the Selling Agents written opinions and a disclosure letter of counsel for the Issuer and the Guarantor, dated the date of delivery. Unless otherwise provided herein, any such opinions or disclosure letter shall be dated the date of such filing, amendment or supplement or the Commencement Date, as the case may be, and shall be in a form satisfactory to you and shall be of the same tenor as the opinions and disclosure letter referred to in Section 5(b), as the case may be, but modified to relate to the Registration Statement which incorporates the annual report on Form 20-F, the replacement registration statement, or the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such letter, as the case may be. In lieu of such opinion or letter, counsel last furnishing such an opinion or letter to you may furnish to you a letter to the effect that you may rely on such last opinion or letter to the same extent as though it were dated the date of such letter (except that statements in such last opinion or letter will be deemed to relate to the Registration Statement which incorporates the annual report on Form 20-F, such replacement registration statement or the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such letter).

(c) Prior to the sale of Subordinated Notes pursuant to this Agreement, the Issuer shall furnish or cause to be furnished forthwith to the Selling Agents written opinions of counsel for the Issuer and the Guarantor, dated the date of delivery, as to the validity of the Subordinated Indenture and Subordinated Notes to be issued thereunder and in form and substance satisfactory to you.

(d) Each time the Issuer and the Guarantor furnish a certificate pursuant to Section 6(a)(i) or 6(a)(ii), unless otherwise agreed by the Selling Agents, and each time the Issuer and the Guarantor furnish a certificate pursuant to Section 6(a)(iii) or 6(a)(iv), at your request, the Guarantor shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such filing, amendment or supplement, as the case may be, in form and substance reasonably satisfactory to you, of the same tenor as the letter referred to in Section 5(d), with regard to the amended, supplemental or new financial information included or incorporated by reference in the Registration Statement (or the replacement registration statement) or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a “cut-off date” no more than three business days prior to the date of such letter.

(e) The Issuer will pay the required Commission filing fees related to the Notes within the time required by Rules 456 and 457 under the 1933 Act and otherwise in accordance with the 1933 Act Regulations.

(f) For purposes of the certificate to be delivered pursuant to Section 6(a)(iv) and the documents to be delivered pursuant to Sections 6(b) and 6(c) in connection with the delivery of such certificate, the term (i) “Registration Statement” shall be deemed to refer to such replacement registration statement, (ii) “Base Prospectus” means the prospectus included in such replacement registration statement that relates to the Notes and the Guarantee, (iii) “Prospectus Supplement” means a prospectus supplement filed with the Commission pursuant to Rule 424 under the 1933 Act as a supplement to the Base Prospectus that describes generally the terms of the Notes and the Guarantee (other than a product supplement, underlying supplement, preliminary pricing supplement or final pricing supplement), and (iv) “Commencement Date” means a date as agreed between the parties that in no event will be later than the day prior to the earlier of (1) the date on which you begin soliciting offers to purchase Notes offered under such replacement registration statement and (2) the first date on which the Issuer accepts any offer by you to purchase Notes offered under such replacement registration statement as principal. As of and after the certificate pursuant to Section 6(a)(iv) and the related documents pursuant to Sections 6(b) and 6(c) have been delivered, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

7. Indemnification and Contribution.

(a) The Issuer and the Guarantor agree to indemnify and hold harmless each of you, your affiliates, directors, officers and employees, and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) under the 1933 Act Regulations or, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, if any, and any issuer free writing prospectus (as defined in Rule 433(h) under the 1933 Act) prepared by the Issuer or approved by the Issuer for use in connection with the offer and sale of the Notes or Permitted Free Writing Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Issuer or the Guarantor; and

(iii) against any and all expense whatsoever, as reasonably incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by you), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, if any, and any Permitted Free Writing Prospectus.

(b) Each of you severally and not jointly agrees to indemnify and hold harmless the Issuer and the Guarantor, their directors, each of the officers of the Issuer and the Guarantor who signed the Registration Statement, the Issuer or the Guarantor’s authorized representative in the United States and each person, if any, who controls the Guarantor within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7 as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, if any, and any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, if any, and any Permitted Free Writing Prospectus.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.

(d) Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Issuer or the Guarantor. In addition, an indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and you on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall, if permitted by applicable law, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantor on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by you in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor on the one hand or you on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Guarantor and you agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Except as otherwise provided in a Terms Agreement with respect to a particular offering of Notes, the obligations of each Selling Agent under this Subsection (e) to contribute are several in proportion to their respective selling obligations with respect to such Notes and not joint.

(f) The obligations of the Issuer and the Guarantor under this Section 7 shall be in addition to any liability which the Issuer and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of Section 15 of the 1933 Act; and your obligations under this Section 7 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and the Guarantor and to each person, if any, who controls the Guarantor within the meaning of Section 15 of the 1933 Act.

8. Position of the Selling Agents. Each of the Issuer and the Guarantor acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Selling Agents may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Selling Agents: (a) no fiduciary or agency relationship between the Issuer and the Guarantor and any other person, on the one hand, and the Selling Agents, on the other hand, exists; (b) the Selling Agents are not acting as advisors, experts or otherwise, to the Issuer or the Guarantor, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Issuer and the Guarantor, on the one hand, and the Selling Agents, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (c) any duties and obligations that the Selling Agents may have to the Issuer or the Guarantor shall be limited to those duties and obligations specifically stated herein; and (d) the Selling Agents and their respective affiliates may have interests that differ from those of the Issuer and the Guarantor. Each of the Issuer and the Guarantor hereby waives any claims that the Issuer or the Guarantor, as the case may be, may have against the Selling Agents with respect to any breach of fiduciary duty in connection with the offering and sale of Notes.

You shall make reasonable efforts to assist the Issuer and the Guarantor in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Issuer and the Guarantor, but you shall not have any liability to the Issuer or the Guarantor in the event any such purchase is not consummated for any reason.

9. Offering Restrictions. If any Notes are to be offered outside the United States, (i) you will not offer or sell any such Notes in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Issuer or the Guarantor unless such consent, approval or permission has been previously obtained and (ii) you will comply with any selling restrictions set forth in any applicable pricing supplement and those other selling restrictions as the Issuer may inform you of from time to time. Subject to the obligations of the Issuer and the Guarantor set forth in Section 4 of this Agreement, neither the Issuer nor the Guarantor shall have any responsibility for, and it shall be your responsibility to obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Notes, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

10. Termination.

(a) This Agreement (excluding any agreement by a Selling Agent to purchase Notes from the Issuer as principal) may be terminated at any time either by the Issuer and the Guarantor on the one hand or by you on the other hand upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of either parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement.

(b) Any Terms Agreement to purchase Notes from an Issuer as principal may be terminated by the relevant Selling Agent(s) party thereto immediately upon written notice to the Issuer and the Guarantor at any time prior to the Settlement Date relating thereto, if any of the following shall occur after the time such Terms Agreement was entered into, (a) there has been, since the date as of which information is given in the Pricing Disclosure Package, except as otherwise set forth or contemplated therein, a Material Adverse Change, or (b) there has occurred any outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or United Kingdom of a national emergency or war, or (c) the occurrence of another calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in clause (b) and (c) in the sole judgment of the relevant Selling Agent(s) party thereto (after consultation with the Issuer and the Guarantor) makes it impracticable or inadvisable to market the Notes or enforce contracts for the Notes in the manner contemplated in the Disclosure Package, or (d) there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, London Stock Exchange or any other stock exchange on which the Issuer’s or the Guarantor’s securities are listed, or (e) there has occurred a suspension or material limitation in trading the Issuer’s or the Guarantor’s securities on the New York Stock Exchange or the London Stock Exchange, or (f) if there has occurred a material adverse change in the financial markets in the United States or in the international financial markets, or (g) a banking moratorium on commercial banking activities has been declared by the relevant authorities in New York or London, or (h) if there has been a material disruption in commercial banking or securities settlement or payment or clearance services in the United States, the United Kingdom or in any other relevant jurisdiction has occurred, or (i) there has occurred a change or development involving a prospective change in the United States or the United Kingdom taxation affecting the Issuer or the Guarantor or the Notes or the transfer thereof, or (j) there is any lowering of the rating of the Notes or any other debt securities of the Issuer or the Guarantor, or if notice shall have been given of any intended or potential lowering of such rating(s), or of any review for a possible change in rating that does not indicate the direction of the possible change.

(c) In the event of termination pursuant to subsection (a) above, you shall be entitled to any commission earned in accordance herewith and in the event of termination pursuant to (a) or (b) above, Sections 4(f), 7, 8, 9, 11, 12, 13, 14, 16, 17 and 21 shall survive; provided that if at the time of termination (i) any Selling Agent shall own any Notes purchased by it from an Issuer as principal or (ii) an offer to purchase Notes has been accepted by the Issuer but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 3(b), 3(c), 4(a), the last sentence of 4(c), 4(d) and 4(e) shall also survive until such delivery has been made.

(d) In the event of termination with respect to any of you, this Agreement shall remain in full force and effect with respect to any Selling Agent as to which such termination has not occurred.

11. Advertisements. You agree not to publish or cause to be published or use any written notice, circular, advertisement, letter or communication relating to any offering or proposed offering of the Notes, including, without limitation, any communications within the meaning of Rule 134 under the 1933 Act, other than the Prospectus or Disclosure Package relating to the particular Notes without the prior written consent of the Issuer and the Guarantor.

12. Entire Agreement; Amendment.

(a) This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof. Nothing in this Agreement shall be read or deemed to preclude the Issuer and one or more Selling Agents from amending or supplementing this Agreement insofar as it applies to transactions between them without such modifications or supplemental provisions being made of general applicability between the Issuer and all of the Selling Agents.

(b) The Issuer may without your consent, amend or supplement this Agreement (i) if, but only if, such amendment or supplement is in writing and is signed by the Issuer, the Guarantor and the relevant Selling Agent party thereto; provided that any such amendment or supplement shall only be binding upon the Selling Agent(s) party thereto, and (ii) to add any Additional Selling Agent in accordance with Section 3(f).

13. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or facsimile, and any such notice shall be effective when received at the address specified below.

If to the Issuer:
Group Corporate Treasury
Lloyds Bank plc
10 Gresham Street
London EC2V 7AE

Fax: +44 (0)20 7158 3277
Attention: Director of Capital, Pensions and Issuance

If to the Guarantor:
Group Corporate Treasury
Lloyds Banking Group plc

10 Gresham Street
London EC2V 7AE

Fax: +44 (0)20 7158 3277
Attention: Director of Capital, Pensions and Issuance

With a copy to:
Head of Legal
Group Corporate Treasury
Lloyds Banking Group plc
10 Gresham Street
London EC2V 7AE
Fax: +44 (0)20 7158 3277

If to a Selling Agent, to it at the address listed beneath such Selling Agent’s signature on the signature page hereof; with a copy to:

Allen & Overy LLP
One Bishops Square
London E1 6AD
Attention: Adam Kupitz, Esq.
Telephone No.: +44 (0)20 3088 0000
Facsimile No.: +44 (0)20 3088 0088

Or at such other address as the party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

14. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 and the purchasers of Notes (to the extent expressly provided in Section 5), and no other person will have any right or obligation hereunder.

15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws provisions thereof.

17. Submission to Jurisdiction.

(a) Each of the Issuer and the Guarantor irrevocably consents and agrees, for your the benefit, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of

America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b) Each of the Issuer and the Guarantor hereby irrevocably designates, appoints, and empowers the Chief U.S. Counsel of Lloyds Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as its designee, appointee and agent to take process, receive and forward process or to be served with process for and on its behalf of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer and the Guarantor agree to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 17 satisfactory to the you. The Issuer further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 17 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. Each of the Issuer and the Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the your ability to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. Each of the Issuer and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

18. Judgment Currency. The Issuer and the Guarantor agree to indemnify each of you against loss incurred by you as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which you would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by you if you had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon your receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

19. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Selling Agents are required to obtain, verify and record information that identifies their respective clients, including the Issuer and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Selling Agents to properly identify their respective clients.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Bail-in Acknowledgement. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Issuer or the Guarantor and the Selling Agents, each Selling Agent acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Issuer or the Guarantor to such Selling Agent under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the

Issuer, the Guarantor or another person (and the issue to or conferral on such Selling Agent of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; and/or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Issuer or the Guarantor.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantor and you.

Very truly yours, LLOYDS BANK PLC, as Issuer

By:	/s/ Suzy Margretts
	Name:	Suzy Margretts
	Title:	Senior Director, MTNs, Group Corporate Treasury

LLOYDS BANKING GROUP PLC, as Guarantor

By:	/s/ Suzy Margretts
	Name:	Suzy Margretts
	Title:	Senior Director, MTNs, Group Corporate Treasury

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Paige Maire
	Name:	Paige Maire
	Title:	Managing Director

Notices hereunder shall be sent to:

Barclays Capital Inc.
745 Seventh Avenue, New York, NY 10019
Attention:	Syndicate Registration
Telefax:	646-834-8133

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

BNP PARIBAS SECURITIES CORP.

By:	/s/ Tim McCann
	Name:	Tim McCann
	Title:	Managing Director

Notices hereunder shall be sent to:

BNP Paribas Securities Corp.
787 Seventh Avenue, New York, NY 10019
Attention:	Syndicate Desk
Telefax:	212-841-3930

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

Notices hereunder shall be sent to:

Citigroup Global Markets Inc.
388 Greenwich Street, New York, NY 10013
Attention:	Transaction Execution Group
Telefax:	646-291-5209

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

Notices hereunder shall be sent to:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, New York, NY 10010
Attention:	Short Term Products Group
Telefax:	212-743-1953

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Thomas Criqui
	Name:	Thomas Criqui
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Chris Kulusic
	Name:	Chris Kulusic
	Title:	Director

Notices hereunder shall be sent to:

Deutsche Bank Securities Inc.
60 Wall Street, New York, NY 10005
Attention:	Debt Capital Markets Syndicate, with
a copy to General Counsel
Telefax:	212-797-4561

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

Notices hereunder shall be sent to:

Goldman, Sachs & Co.
200 West Street, New York, NY 10282-2198
Attention:	Registration Department

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz F. Lanfredi
	Name:	Luiz F. Lanfredi
	Title:	Vice President

Notices hereunder shall be sent to:

HSBC Securities (USA) Inc.
452 Fifth Avenue, 3rd Floor, New York, NY 10018
Attention:	Transaction Management Group
Telefax:	212-525-0238

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

Notices hereunder shall be sent to:

J.P. Morgan Securities LLC
383 Madison Avenue, New York, NY 10179
Attention:	High Grade Syndicate Desk- 3rd floor
Telefax:	212-834-6081

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

LLOYDS SECURITIES INC.

By:	/s/ Marc Alldridge
	Name:	Marc Alldridge
	Title:	Managing Director

Notices hereunder shall be sent to:

Lloyds Securities Inc.
1095 Avenue of the Americas
New York, NY 10036
Attention:	Fixed Income
Telefax:	212-479-2882

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Brendan Hanley
	Name:	Brendan Hanley
	Title:	Managing Director

Notices hereunder shall be sent to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
50 Rockefeller Plaza, NY1-050-12-02, New York, NY 10020
Attention:	High Grade Transaction Management/Legal
Telefax:	646-855-5958

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Notices hereunder shall be sent to:

Morgan Stanley & Co. LLC
1585 Broadway, New York, NY 10036
Attention:	Investment Banking Division
Telefax:	212-507-8999

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

Notices hereunder shall be sent to:

RBC Capital Markets, LLC
200 Vesey Street, New York, NY 10281
Attention:	Debt Capital Markets
Telefax:	212-658-6137

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

RBS SECURITIES INC.

By:	/s/ Brian McCarthy
	Name:	Brian McCarthy
	Title:	Director

Notices hereunder shall be sent to:

RBS Securities Inc.
600 Washington Boulevard, Stamford, CT 06901
Attention:	Debt Capital Markets Syndicate
Telefax:	203-873-4534

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

TD SECURITIES (USA) LLC

By:	/s/ Elsa Wang
	Name:	Elsa Wang
	Title:	Director

Notices hereunder shall be sent to:

TD Securities (USA) LLC
31 West 52nd Street
New York, NY 10019
Attn:	Transaction Management Group
Telephone:	212-827-6972

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
	Name:	Todd Mahoney
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Igor Grinberg
	Name:	Igor Grinberg
	Title:	Director

Notices hereunder shall be sent to:

UBS Securities LLC
1285 Avenue of the Americas, New York, NY 10019
Attention:	Fixed Income Syndicate
Telefax:	203-719-0495

[Signature page to Lloyds U.S. Distribution Agreement]

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Mark Boltz
	Name:	Mark Boltz
	Title:	Managing Director

Notices hereunder shall be sent to:

Wells Fargo Securities, LLC
301 S. College Street, Charlotte, NC 28288
Attention:	Transaction Management Department
Telefax:	704-383-9165

[Signature page to Lloyds U.S. Distribution Agreement]

EXHIBIT A

LLOYDS BANK PLC
LLOYDS BANKING GROUP PLC

MEDIUM-TERM NOTES, SERIES A

TERMS AGREEMENT

__________, 20__

LLOYDS BANK PLC
LLOYDS BANKING GROUP PLC

Attention:

Re: U.S. Distribution Agreement dated June 2, 2016 (the “Distribution Agreement”)

The undersigned agrees to purchase your Medium-Term Notes, Series A having the terms set forth in the Term Sheet attached hereto as Annex I.

The provisions of Sections 1, 3(b), 3(c), 3(e), 4, 7 through 18 and 21 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

This Agreement is subject to termination on the terms incorporated by reference herein.

The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Selling Agents in accordance with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby.

A-1

[SELLING AGENT]

By:
Name:
Title:

Accepted: LLOYDS BANK PLC

By:
Name:
Title:

LLOYDS BANKING GROUP PLC

By:
Name:
Title:

A-2

ANNEX I

EXHIBIT B

LLOYDS BANK PLC

LLOYDS BANKING GROUP PLC

MEDIUM-TERM NOTES, SERIES A

ADMINISTRATIVE PROCEDURES

Explained below are the administrative procedures and specific terms of the offering from time to time of senior notes designated as Medium-Term Notes, Series A (the “Senior Notes”) and the Subordinated Notes designated as Medium-Term Notes, Series A (the “Subordinated Notes,” and together with the Senior Notes, the “Notes”), on a continuous basis by Lloyds Bank plc (the “Issuer”) pursuant to the U.S. Distribution Agreement, dated as of June 2, 2016 (as may be amended from time to time, the “Distribution Agreement”) among the Issuer, Lloyds Banking Group plc, as guarantor (the “Guarantor”), and the Selling Agents listed on the signature pages therein (collectively or individually, the “Selling Agent”).

The Senior Notes will be issued as senior unsecured indebtedness of the Issuer pursuant to a senior debt securities indenture, dated as of January 21, 2011 among the Issuer, the Guarantor, and The Bank of New York Mellon as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture dated as of June 6, 2011, the third supplemental indenture dated as of September 5, 2014, the fourth supplemental indenture for the medium-term notes, Series A dated as of September 29, 2014, the fourth supplemental indenture dated as of March 17, 2015, the fifth supplemental indenture dated as of May 14, 2015, the sixth supplemental indenture dated as of August 17, 2015, the seventh supplemental indenture dated as of January 22, 2016 and the eighth supplemental indenture dated as of June 2, 2016, each among the Issuer, the Guarantor and the Trustee (as further amended and supplemented from time to time, the “Senior Indenture”).

The Subordinated Notes will be issued as subordinated unsecured indebtedness of the Issuer pursuant to a subordinated debt securities indenture, to be entered into among the Issuer, the Guarantor and the Trustee prior to the issuance of Subordinated Notes (as amended and supplemented from time to time, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures” and each an “Indenture”).

In the Distribution Agreement, each Selling Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will, unless otherwise agreed, govern the issuance and settlement of any Notes sold through each Selling Agent, as agent of the

Issuer. Each Selling Agent, as principal, may also purchase Notes for its own account, and if requested by the relevant Selling Agents, the Issuer and the Guarantor, on the one side, and the relevant Selling Agents, on the other side, will enter into a terms agreement (a “Terms Agreement”), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by one or more Selling Agents, as principal, unless otherwise specified in the applicable Terms Agreement or otherwise agreed.

The Trustee will be the Paying Agent, Registrar and Transfer Agent for the Notes and the Issuer or an agent appointed by us will act as Calculation Agent and/or Exchange Agent in respect of the Notes, and in each case will perform the duties specified herein. Each Note will be represented by either (i) a Global Note (as defined below) and delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (in the case of a Note, a “Book-Entry Note”) or (ii) a certificate delivered to the holder thereof or a person designated by such holder, a “Certificated Note.” Except as set forth in the applicable Indenture, an owner of a Book-Entry Note, as the case may be, will not be entitled to receive a Certificated Note.

Book-Entry Notes, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.

Unless otherwise defined herein, terms defined in the applicable Indenture or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

The Issuer will advise the relevant Selling Agent(s) in writing of the employees of the Issuer with whom the relevant Selling Agent(s) is to communicate regarding offers to purchase Notes and the related settlement details.

PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below.

Issuance:	On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Issuer will issue, in the case of the Notes, a single global note in fully registered form without coupons (a “Global Note”), if applicable, representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note on which interest is payable will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes may be payable in either U.S. dollars or other specified currencies. No Global Note will represent any Certificated Note.

If the Pricing Supplement (as defined herein) provides for an extended offering period beyond the Original Issue Date, then on any subsequent date of settlement for Notes having the same Original Issue Date, Maturity Date and other terms as the Notes represented by such Global Note, the Trustee will annotate the Global Note to indicate the change in aggregate principal amount. [For FAST closing][Upon such annotation, the Trustee, by means of an instruction originated through DTC’s Deposit/Withdrawal at Custodian (DWAC) system, will inform DTC to reflect an increase to the aggregate principal amount of the Notes.]

[For MMI closing][Upon such annotation, the Trustee, by means of a delivery versus free trade instruction to DTC, will inform DTC to reflect an increase in the aggregate principal amount of the Notes.]

[For MMI closing, if DVP][Upon such annotation, the Trustee, by means of a delivery versus payment trade instruction to DTC, will inform DTC to reflect an increase to the aggregate principal amount of the Note in exchange for the issuance proceeds.]

Denominations	Unless otherwise specified in the applicable Pricing Supplement, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), and, unless otherwise indicated in the applicable Pricing Supplement, will be denominated in principal amounts not in excess of U.S. $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation of Pricing Supplement	If any order to purchase a Book-Entry Note is accepted by or on behalf of the Issuer, a pricing supplement (a “Pricing Supplement”) will be prepared by or on behalf of the Issuer and approved by the Issuer reflecting the terms of such Note. The Issuer will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act.

In each instance that a Pricing Supplement is prepared, the Selling Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement	The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute “settlement” with respect to such Note. All orders accepted by the Issuer will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:	Unless otherwise specified in any Prospectus or Disclosure Package, Settlement Procedures with regard to each Book-Entry Note sold by the Issuer to or through the Selling Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

A.	In the case of a Book-Entry Note, the Selling Agent will advise the Issuer by electronic submission that such Note is a Book-Entry Note and of the following settlement information:

1. Principal amount.

2. Maturity Date.

3. In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually or quarterly or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

4. Redemption or repayment provisions, if any.

5. Ranking.

6. Settlement date and time (Original Issue Date).

7. Interest Accrual Date.

8. Price.

9. Selling Agent’s commission, if any, determined as provided in the Distribution Agreement.

10. Specified Currency.

11. Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

12. Whether the Issuer has the option to reset the Spread or Spread Multiplier of the Note.

13. Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

14. Any other applicable provisions.

B.	The Issuer will advise the Trustee by electronic transmission of the information set forth in Settlement Procedure “A” above. The Trustee will then assign a CUSIP number to the Global Note representing a Note and will notify the Issuer and the

Selling Agent of such CUSIP number(s) by electronic transmission as soon as practicable.

C.	The Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC:

1. The information set forth in Settlement Procedure “A” and “B” above.

2. The Initial Interest Payment Date for the Notes, the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

3. The CUSIP number of the Global Note.

4. [For FAST closing][The Selling Agent will instigate a closing call with the Trustee and DTC to confirm the CUSIP number, aggregate principal amount and FAST closing number prior to execution of Global Note and settlement.]

D.	The Trustee will authenticate and deliver the Global Note representing the Note upon its receipt of a written Issuer order requesting authentication.

E.	DTC will credit the Note to the Trustee’s participant account at DTC.

F.	The Trustee will enter a deliver order through DTC’s Participant Terminal System instructing DTC to [For MMI Closing, if DVP][(i)] create the Note and credit such Note to the Selling Agent’s participant account [and (ii) debit the Selling Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note, less the Selling Agent’s commission, if any.] The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that the Global Note representing a Book-Entry Note has been issued and authenticated.

G.	Unless the Selling Agent or a person holding through the Selling Agent is the end purchaser of the Note, the Selling Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Selling Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Selling Agent for an amount equal to the price of such Note.

H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I.	[For MMI closing, if DVP][Upon credit to the account of the Trustee, the Trustee will credit to the account of the Issuer maintained at Bank of America N.A., New York, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “F.”]

J.	Unless the Selling Agent is the end purchaser of the Note, the Selling Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

K.	Upon request, the Trustee will make available to the Issuer a statement setting forth the principal amount of Notes outstanding as of that date under the applicable Indenture, and setting forth a brief description of any sales of which the Issuer has advised the Trustee that have not yet been settled.

Settlement Procedures Timetable:	For sales by the Issuer of Book-Entry Notes to or through the Selling Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement
Procedure	Time
A	11:00 A.M. on the sale date
B	11:00 A.M. on the sale date
C	12:00 Noon on the sale date
D	9:00 A.M. on the settlement date
E	10:00 A.M. on the settlement date
[MMI; DVP][F	12:00 Noon on the settlement date]
G	12:00 Noon on the settlement date
H-I	2:00 P.M. on the settlement date
[MMI; DVP][J	5:00 P.M. on the settlement date]

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A,” “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M. and 12:00 Noon, respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 11:00 A.M. respectively, on the first Business Day before the settlement date.

Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

[For MMI closing][If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, after receiving notice from the Issuer or the Selling Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.]

Failure to Settle:	If the Trustee fails to enter a deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G,” the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note “canceled,” make appropriate entries in the Trustee’s records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Selling Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “H,” respectively Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “D” and “F,” for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and will make appropriate entries in its records.

PART II:	ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of	If any order to purchase a Certificated Note is accepted by or

Pricing Supplement:	on behalf of the Issuer, a pricing supplement (a “Pricing Supplement”) will be prepared by or on behalf of the Issuer and approved by the Issuer reflecting the terms of such Note. The Issuer will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act. The Selling Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

In each instance that a Pricing Supplement is prepared, the Selling Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the Issuer of immediately available funds in exchange for an authenticated Certificated Note delivered to the Selling Agent and the Selling Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. All offers accepted by the Issuer will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another date.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by the Issuer to or through the Selling Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

A.	In the case of Certificated Notes, the Selling Agent will advise the Issuer by electronic submission that such Note is a Certificated Note and of the following settlement information:

1. Name in which such Note is to be registered (“Registered Note Owner”).

2. Required KYC documentation for the holder

3. Address of the Registered Note Owner and address for payment of principal and interest or standard payment instructions.

4. Taxpayer identification number of the Registered Note Owner (if available) and an original copy of the W8/W9 tax form.

5. Principal amount.

6. Maturity Date.

7. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

8. Redemption or repayment provisions, if any.

9. Ranking.

10. Settlement date and time (Original Issue Date).

11. Interest Accrual Date.

12. Price.

13. Selling Agent’s commission, if any, determined as provided in the Distribution Agreement.

13. Denominations.

14. Specified Currency.

15. Whether the Note is an OID Note, and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

16. Whether the Issuer has the option to reset the Spread or Spread Multiplier of the Note.

17. Any other applicable provisions.

B.	The Issuer will advise the Trustee by electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure “A” above.

C.	The Issuer will have delivered to the Trustee a pre-printed Note.

D.	The Trustee will, with respect to a Note, authenticate such Note and deliver it (with the confirmation) upon receipt of a written authentication order from the Issuer to the investor or such party as instructed by the Issuer.

E.	The Selling Agent will confirm receipt of payment in immediately available funds and instruct the Trustee by electronic transmission to release the Note.

F.	The Trustee will send a copy of the Note register and the authenticated Note to the Issuer, evidencing that the issuance has been completed, the Note register formed and that the Note has been delivered.

Settlement Procedures Timetable:	For sales by the Issuer of Certificated Notes to or through the Selling Agent (unless otherwise specified pursuant to a Terms Agreement), Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times in New York City set forth below:

Settlement
Procedure	Time
A	2:00 P.M. two days prior to settlement date
B	2:00 P.M. on or before day before settlement date
C	3:00 P.M. on day before settlement date
D-E	2:15 P.M. on settlement date
F	3:00 P.M. on settlement date

Failure to Settle:	If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Selling Agent will notify the Issuer and the Trustee by electronic transmission and return such Note to the Trustee. Upon receipt of such notice, the Issuer will immediately wire transfer to the account of the Selling Agent an amount equal to the amount previously credited thereto in respect to such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Selling Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Issuer will reimburse the Selling Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such note “canceled,” make appropriate entries in the Trustee’s records and send such Note to the Issuer.

EXHIBIT C

LLOYDS BANK PLC
LLOYDS BANKING GROUP PLC

MEDIUM-TERM NOTES, SERIES A

FORM OF AGENT ACCESSION LETTER

__________, 20__

[Name of Selling Agent]
[Address of Selling Agent]

Ladies and Gentlemen:

Lloyds Bank plc, a public limited company incorporated and registered in England, United Kingdom (the “Issuer”), and Lloyds Banking Group plc, a public limited company incorporated and registered in Scotland, United Kingdom (the “Guarantor”) previously entered into a U.S. Distribution Agreement dated as of June 2, 2016 (the “Distribution Agreement”), among the Issuer, the Guarantor and the other agents signatory thereto (the “Existing Selling Agents”), with respect to the issue and sale from time to time by the Issuer (each, an “offering”) of its Medium-Term Notes, Series A (the “Notes”). A copy of the Distribution Agreement, including the Administrative Procedures with respect to the issuance of the Notes attached thereto as Annex B, is attached hereto. The Notes will be entitled to the benefit of a full and unconditional guarantee by the Guarantor as set forth in the applicable Indenture.

In accordance with Section 3(f) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to, and a Selling Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of a Selling Agent as if originally named as such under the Distribution Agreement.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. Your obligation to act as Selling Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Selling Agents pursuant to Sections 5 and 6 of the Distribution Agreement. By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 12 of the Distribution Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance

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with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

LLOYDS BANK PLC

By:
Name:
Title:

LLOYDS BANKING GROUP PLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the
date first above written

[Insert name of Additional Selling Agent and information pursuant to Section 12 of the Distribution Agreement]

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ANNEX I

FORM OF OPINION OF
DAVIS POLK & WARDWELL LONDON LLP, U.S. COUNSEL
FOR THE ISSUER AND THE GUARANTOR

Based upon the foregoing, and subject to the assumptions, qualifications and limitations contained therein:

1.	Assuming that the Distribution Agreement has been duly authorized, executed and delivered by the Issuer insofar as English law is concerned and by the Guarantor insofar as Scots law is concerned, the Distribution Agreement has been duly executed and delivered by the Issuer and the Guarantor.

2.	Assuming that the Indenture has been duly authorized, executed and delivered by the Issuer insofar as English law is concerned and by the Guarantor insofar as Scots law is concerned, the Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor and the Indenture is a valid and binding agreement of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

3.	Assuming that the Notes have been duly authorized, executed and delivered by the Issuer insofar as English law is concerned, the Notes, when executed and authenticated in accordance with the provisions of the terms of the Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

4.	Assuming the due authorization of the Notes by the Issuer and the due authorization of the Guarantee endorsed on each Note by the Guarantor, the Guarantees, when the Notes (and the Guarantees endorsed thereon) are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

5.	Assuming that the Distribution Agreement has been duly authorized, executed and delivered by the Issuer insofar as English law is concerned and the Guarantor insofar as Scots law is concerned, under the laws of the State of New York relating to personal jurisdiction, each of the Issuer and the Guarantor has, pursuant to Section 17 of the Distribution Agreement and Section 1.14 of the Indenture, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Indenture and the Distribution Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed the Chief U.S. Counsel of Lloyds Bank plc (or any successor thereto) as its authorized agent for the purpose described in Section 17 of the Distribution

Agreement and Section 1.14 of the Indenture; and service of process effected on such agent in the manner set forth in Section 17 of the Distribution Agreement and Section 1.14 of the Indenture will be effective to confer valid personal jurisdiction on the Issuer and the Guarantor.

6.	Neither the Issuer nor the Guarantor is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7.	Except as disclosed in the Prospectus, the execution and delivery by the Issuer of, and the performance by the Issuer of its respective obligations under, the Distribution Agreement, the Indenture, the Notes and the Guarantees (collectively, the “Documents”), and the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Documents will not contravene any provision of the statutory laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that such counsel expresses no opinion as to federal or state securities laws.

8.	No consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Issuer or the Guarantor of their respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which such counsel expresses no opinion and except that no opinion is expressed herein with respect to whether the purchase of any Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any laws similar to those provisions.

Such counsel has considered the statements included in the Base Prospectus under the caption “Description of Debt Securities” and the Prospectus Supplement under the caption “Description of the Notes and the Guarantees” insofar as they summarize provisions of the Documents. In such counsel’s opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus Supplement under the caption “U.S. Federal Income Tax Consequences,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

Such counsel wishes to point out that the opinions in paragraphs 2, 3, 4, 7 and 8 above and the opinion in the preceding paragraph as to the statements in the Prospectus under the captions “Description of Debt Securities” (in the Base Prospectus) and “Description of the Notes and the Guarantees” (in the Prospectus Supplement) do not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Securities, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities issued by the Issuer, the Guarantor or by entities affiliated or unaffiliated with the Issuer or the Guarantor, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Securities.

ANNEX II

FORM OF 10b-5 LETTER OF
DAVIS POLK & WARDWELL LONDON LLP, U.S. COUNSEL
FOR THE ISSUER AND THE GUARANTOR

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

1.	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

2.	nothing has come to such counsel’s attention that causes such counsel to believe that in so far as relevant to the offering of the Securities:

a.	the Registration Statement as of the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

b.	the Prospectus as of the date hereof contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to the Agents, such counsel has not been called to pass upon, and such counsel expresses no view regarding (i) the financial statements or financial schedules or other financial or accounting data included in the Registration Statement or the Prospectus or (ii) the Statement of Eligibility of the Trustee on Form T-1. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Act is financial data.

Such counsel points out that this letter does not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Securities, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities issued by the Issuer, the Guarantor or by entities affiliated or unaffiliated with the Issuer or the Guarantor, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Securities.

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ANNEX III

FORM OF CMS CAMERON MCKENNA LLP, SCOTTISH COUNSEL
FOR THE GUARANTOR

Based upon and subject to the foregoing and to any matters not disclosed to such counsel, and except as thereinafter qualified, such counsel is of the opinion that so far as the present law of Scotland is concerned and as at the date therein:

1.	Status and capacity: the Guarantor has been duly incorporated in Great Britain as a limited liability company and is validly registered under the law of Scotland, and has the corporate power and authority under such law to conduct its business through its subsidiaries as expressly described in the Prospectus and/or Prospectus Supplement. The Search revealed no order or resolution for the winding-up of the Guarantor and no notice of appointment in respect of the Guarantor of a liquidator, receiver, administrative receiver or administrator as at the date and time of the Search.

2.	Corporate authority and execution: The creation and issuance of the Guarantees, and the execution, delivery and performance by the Guarantor of the Documents, is within the corporate power of the Guarantor, and has been duly authorised by all necessary corporate action on the part of the Guarantor, and, insofar as Scots law governs the formalities of execution and delivery thereof, each Document has been duly executed and delivered by the Guarantor.

3.	Documents binding: The obligations on the part of the Guarantor under the Documents are legal, valid and binding obligations of the Guarantor enforceable against the Guarantor (as the case may be) in the Scottish courts.

4.	Guarantees binding: Each of the Guarantees (upon endorsement on the Notes in accordance with the terms of the Senior Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Guarantor, and (upon execution, authentication, issue and delivery of the relevant Notes) the obligations on the part of the Guarantor under the Guarantees will constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in the Scottish courts.

5.	Official consents: No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together consents), except such consents as may be required under statutory provisions (other than the Companies Act 2006 as it applies to a company having its registered office in Scotland) or regulations or practices applying in Great Britain as a whole, are required by the

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Guarantor, as a result of being a Scottish registered company, for the execution, issue and delivery of the Guarantees.

6.	Non-conflict with constitution or laws: Neither the execution, delivery and performance by the Guarantor of the Documents, nor the execution, issue, delivery and performance by the Guarantor of the Guarantees, will of itself result in any violation in any material respect of:

(a)	the Articles of Association of the Guarantor; or

(b)	any existing applicable mandatory provision of Scots law or regulation.

7.	Enforcement and choice of law: The Selling Agents would under current practice of the Scottish courts (assuming the effect of Section 17 of the Distribution Agreement is not to prorogate the exclusive jurisdiction of the courts in the Borough of Manhattan therein referred to (the New York Courts)) be permitted to commence proceedings against the Guarantor in the Scottish courts for enforcement of the Distribution Agreement and the Scottish courts would accept jurisdiction in any proceedings for so long as the Guarantor remained domiciled in Scotland, and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the governing law of the Distribution Agreement would be upheld as a valid choice of law by that court.

8.	Submission to jurisdiction: The submission by the Guarantor in Section 17 of the Distribution Agreement to the jurisdiction of the New York Courts, and the designation, appointment and empowerment by the Guarantor under the said Section 17 of an agent for service, would be upheld by the Scottish courts as valid and effective.

9.	Recognition of foreign judgments: In relation to any Guarantee or other Document which is expressed to be governed by the law of the State of New York as its governing law, a judgment of the New York Courts as the relevant forum against the Guarantor would be recognised in Scotland through an action of decree–conform under common law in the Court of Session in Scotland, assuming that (I) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (II) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (III) enforcement of the judgment is not contrary to Scottish public policy.

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ANNEX IV

FORM OF OPINION OF LINKLATERS LLP
ENGLISH SOLICITORS FOR THE ISSUER

Based upon the documents referred to, and assumptions made, therein and subject to the qualification therein and to matters not disclosed to such counsel, such counsel is of the following opinion:

1.	The Issuer is a company incorporated in England under the United Kingdom Companies Acts.

2.	The Issuer has corporate power to enter into and to perform its obligations under the Principal Agreements and the Notes and has taken all necessary corporate action to authorise its execution, delivery and performance of the Principal Agreements and the Notes.

3.	No United Kingdom stamp duty (including that charged on the issue of bearer instruments) is payable in connection with the execution and delivery of the Principal Agreements, the Guarantee, or the issue of the Notes. Stamp duty reserve tax may arise where the Notes are issued into a clearance system or depository receipt system, where the Notes do not constitute exempt loan capital for the purposes of Subsections 79(4), (5) and (6) of the Finance Act 1986. Such counsel has not been asked to, and such counsel does not, express (i) any other opinion as to such duties or taxes that will or may arise as a result of any other transaction effected in connection with the Notes or (ii) any opinion as to any other taxation (including Value Added Tax) which will or may arise as a result of any transaction effected in connection with the Notes.

4.	The statements in the section of the Prospectus Supplement entitled “Taxation in the United Kingdom”, insofar as such statements constitute a general summary of both current United Kingdom tax law and United Kingdom H.M. Revenue & Customs practice relevant to the issue of the Notes, fairly and accurately summarise the matters referred to therein.

5.	There are no consents, approvals, authorisations or orders required by the Issuer or the Guarantor from any governmental or other regulatory agencies in the United Kingdom in connection with the issue and offering of the Notes, the performance by the Issuer of its obligations under the Principal Agreements and the Notes or the performance by the Guarantor of its obligations under the Guarantee.

6.	There are no registration, filing or similar formalities imposed in the United Kingdom upon the Issuer, the Guarantor or the Selling Agents in relation to the issue or offering of the Notes or the performance by the Issuer or the Guarantor of their obligations under the Notes and the

Guarantee, respectively, provided that no public offer by the Issuer, the Guarantor or the Selling Agents (or any person acting on their behalf) is made in the United Kingdom, other than in the circumstances set out in Section 86 of the FSMA.

7.	There will be no contravention of the provisions of Section 118 of the FSMA or Sections 89(2) or 90(1) of the Financial Services Act 2012 in respect of stabilisation transactions carried out in respect of the Notes (“Stabilisation Transactions”), or of the insider dealing provisions contained in Part V of the Criminal Justice Act 1993 by virtue of dealing in or encouraging another person to deal in the Notes for the purposes of Stabilisation Transactions provided that anything done for the purpose of Stabilisation Transactions is done in conformity with the price stabilising rules of the FCA and is done during such period before and after the issue of the Notes as is specified by those rules.

8.	If proceedings were brought before the English courts and New York law was pleaded and proved as a fact in accordance with English Court procedural and evidential rules, the choice of New York law as the governing law of the Principal Agreements and the Notes would be recognised in England.

9.	The submission to the jurisdiction of the New York Courts (as defined below) by the Issuer and appointment of an agent for the service of process contained in the Senior Indenture and the Distribution Agreement are valid under English law as currently in force and under current practice of the English courts at the date hereof; and a final and conclusive judgment of any state or federal court in the City and State of New York (each a “New York Court” and together the “New York Courts”) in respect of any legal suit, action or proceeding brought to enforce any liability of the Issuer under the Principal Agreements or the Notes (a “United States Judgment”) would be capable of being enforced by fresh proceedings in an English court against the Issuer without the necessity for a re-trial or re-examination of the matters thereby adjudicated unless:

(i)	the English court is not satisfied, in accordance with its own conflict of law principles, that the New York Court had jurisdiction over the Issuer (the English court will normally be so satisfied if the Issuer has freely submitted to the jurisdiction of the New York Court);

(ii)	the judgment is not for a specific sum of money;

(iii)	the judgment was not final and conclusive;

(iv)	the judgment was obtained by fraud or misrepresentation;

(v)	the foreign judgment was inconsistent with an earlier judgment relating to the same issue of a court having jurisdiction over the matter;

(vi)	enforcement of the judgment would be contrary to English public policy or if the proceedings in which the judgment was obtained were contrary to natural justice; or

(vii)	the proceedings were of a revenue or penal nature; and

provided that:

(i)	execution of an English judgment based on a judgment of a New York Court may be stayed if the latter judgment is the subject of a pending appeal or the judgment debtor is entitled and intends to appeal against the judgment;

(ii)	in any proceedings to enforce in an English court a foreign judgment (including a United States Judgment) it is open to the defendant to raise any counterclaim that he could have brought if the action had originally been brought in England unless the subject of the counterclaim was in issue and decided in the proceedings before the New York Court; and

(iii)	(a) by virtue of the Protection of Trading Interests Act 1980, a judgment for multiple damages will not be enforceable and (b) under that Act, United Kingdom citizens and corporations and other persons carrying on business in the United Kingdom may recover sums paid under foreign judgments (including a United States Judgment) for multiple damages in excess of the compensation for the loss of the person in whose favour the foreign judgment was given.

10.	There will have been no contravention of the provisions of Section 21 of the FSMA provided that the contents of any communication within the scope of that section, made or caused to be made in the United Kingdom (or, in the case of a communication originating outside the United Kingdom, capable of having an effect in the United Kingdom) (within the meaning of that Act) were first approved by an authorised person for the purposes of that Act or the communication fell within one of the exceptions contained in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

11.	Neither the execution, delivery and performance by the Issuer of the Principal Agreements, nor the creation or issue of Notes, will of itself (a) result in any violation of the Articles of Association of the Issuer or (b) any violation in any material respect of any applicable mandatory provision of English law or regulation of general application binding on the Issuer.

ANNEX V

FORM OF OPINION OF
ALLEN & OVERY LLP, U.S. COUNSEL
FOR THE SELLING AGENTS

Based on the foregoing, and subject to the qualifications therein, such counsel is of the opinion that:

(a)	The Senior Indenture has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and has been executed and delivered by each of the Issuer and the Guarantor and constitutes a valid and binding obligation of each of the Issuer and the Guarantor, enforceable against each of the Issuer and the Guarantor in accordance with its terms.

(b)	The Notes to be issued under the Senior Indenture, when issued in accordance with the Agreements, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and such Notes will be entitled to the benefits of the Senior Indenture.

(c)	The Guarantees of the Notes to be issued under the Senior Indenture, when issued in accordance with the Agreements, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, and such Guarantees will be entitled to the benefits of the Senior Indenture.

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